UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2023

WHEELS UP EXPERIENCE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 West 26th Street, Suite 900
New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 257-5252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	UP	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	UP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            Wheels Up Experience Inc. (the “Company” or “Wheels Up”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on May 31, 2023. At the Annual Meeting, the Company’s stockholders voted on a proposal to approve the Amended and Restated Wheels Up Experience Inc. 2021 Long-Term Incentive Plan (the “Amended and Restated 2021 LTIP”) to increase the aggregate number of shares of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), available for awards made thereunder and amend certain other plan provisions. As discussed under Item 5.07 below, the stockholders approved the Amended and Restated 2021 LTIP at the Annual Meeting. A description of the Amended and Restated 2021 LTIP is included in Proposal No. 4 to the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 19, 2023 (the “Proxy Statement”) and is incorporated herein by reference.

The foregoing summary of the Amended and Restated 2021 LTIP does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated 2021 LTIP, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on May 31, 2023. Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Annual Meeting, the Company’s stockholders voted on seven proposals that are described in detail in the Proxy Statement.

Present at the Annual Meeting in person or by proxy were holders representing 185,000,501 shares of Common Stock, or approximately 73.6% of the eligible votes, constituting a quorum. A brief description and the final vote results for the proposals follow.

1.	To elect four Class II directors on the Company’s Board of Directors (the “Board”) until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified:

Nominee	Votes For	Withheld	Broker Non-Votes
Chih Cheung	125,662,497	10,451,864	48,886,140
Admiral Michael Mullen	107,745,248	28,369,113	48,886,140
Brian Radecki	123,173,026	12,941,335	48,886,140
Susan Schuman	113,579,506	22,534,855	48,886,140

As a result, each of Ms. Schuman and Messrs. Cheung, Mullen and Radecki was elected to serve as a director for a term expiring at the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2.	To vote on a non-binding, advisory proposal on named executive officer compensation for the fiscal year ended December 31, 2022:

Votes For	Votes Against	Abstentions	Broker Non-Votes
103,865,050	30,648,851	1,600,460	48,886,140

As a result, the stockholders approved the non-binding, advisory vote on named executive compensation for the fiscal year ended December 31, 2022.

3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023:

Votes For	Votes Against	Abstentions
181,558,108	2,894,791	547,602

As a result, the Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

4.	To approve the Amended and Restated 2021 LTIP:

Votes For	Votes Against	Abstentions	Broker Non-Votes
119,752,570	15,912,299	449,492	48,886,140

As a result, the Company’s stockholders approved the Amended and Restated 2021 LTIP.

5.	To approve an amendment to the Company’s Certificate of Incorporation to adopt a majority vote standard for uncontested director elections (the “Majority Vote Amendment”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
127,857,932	7,589,239	667,190	48,886,140

As a result, the Company’s stockholders did not approve the Majority Vote Amendment.

6.	To approve an amendment to the Company’s Certificate of Incorporation to permit officer exculpation for certain breaches of fiduciary duties pursuant to the General Corporation Law of the State of Delaware (the “Officer Exculpation Amendment”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
117,420,483	17,991,650	702,228	48,886,140

As a result, the Company’s stockholders did not approve the Officer Exculpation Amendment.

7.	To approve an amendment to the Company’s Certificate of Incorporation to effect, at the discretion of the Board at any time prior to the first anniversary of the Annual Meeting, (i) a reverse stock split of Wheels Up’s outstanding shares of Common Stock, at a reverse stock split ratio of not less than 1-for-5 and not greater than 1-for-10, with an exact ratio within that range as may be determined by the Board at a later date (the “Reverse Stock Split”) and (ii) contemporaneously with the Reverse Stock Split, a reduction in the number of authorized shares of Common Stock by a ratio corresponding to the reverse stock split ratio (the “Authorized Share Reduction” and, together with the Reverse Stock Split, the “Reverse Stock Split Amendment”):

Votes For	Votes Against	Abstentions
179,177,423	5,458,111	364,967

As a result, the Company’s stockholders approved the Reverse Stock Split Amendment.

Item 8.01	Other Events.

Following receipt of stockholder approval of the Reverse Stock Split Amendment at the Annual Meeting, on May 31, 2023, the Board approved the Reverse Stock Split at a ratio of 1-for-10 shares of Common Stock, together with a proportionate reduction in the number of authorized shares of Common Stock from 2.5 billion shares of Common Stock to 250 million shares. The Company expects the Reverse Stock Split and Authorized Share Reduction to become effective immediately after the close of trading on The New York Stock Exchange (“NYSE”) on June 7, 2023 (the “Effective Time”). The Company anticipates filing a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware at or before the Effective Time to implement the Reverse Stock Split Amendment.

When the Reverse Stock Split is effective, every 10 shares of Common Stock issued and outstanding or held as treasury stock as of the Effective Time will be automatically combined and reclassified into one share of Common Stock. As a result of the Reverse Stock Split, equitable adjustments corresponding to the reverse stock split ratio will be made to the number of shares of Common Stock underlying Wheels Up’s outstanding equity awards and the number of shares issuable under Wheels Up’s equity incentive plans, as well as any exercise prices, hurdle amounts or market-based vesting conditions of such equity awards, as applicable. In addition, equitable adjustments corresponding to the reverse stock split ratio will be made to Wheels Up’s outstanding publicly-traded warrants (“Public Warrants”) and private placement warrants to purchase Common Stock (together with the Public Warrants, the “Warrants), resulting in each Warrant becoming exercisable for 1/10th of a share of Common Stock at an exercise price of $115.00 per whole share of Common Stock and the stated redemption prices per Warrant being proportionately reduced.

When the Reverse Stock Split becomes effective, the Common Stock will continue to be listed on the NYSE under the symbol “UP” and the Public Warrants will continue to be listed on the NYSE under the symbol “UP WS”. However, a new CUSIP number (96328L205) and ISIN number (US96328L2051) will be assigned to the Common Stock as a result of the Reverse Stock Split. The Warrants will not be assigned a new CUSIP or ISIN number.

The Company does not plan to issue fractional shares in connection with the Reverse Stock Split and treatment of fractional shares will be as follows:

●	Stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the reverse stock split ratio will be entitled to receive cash (without interest, and subject to any required tax withholding applicable to a holder) in lieu of such fractional shares. The Company will pay stockholders that hold fractional shares a cash amount equal to the closing trading price per share of Common Stock as reported on the NYSE at the Effective Time, as adjusted by the reverse stock split ratio, multiplied by the applicable fraction of a share.

●	Holders of Warrants will be entitled to exercise each Warrant for 1/10th of a share of Common Stock at an exercise price of $115.00 per whole share of Common Stock. Multiple Warrants may be simultaneously exercised for whole shares; however, the Company will not issue fractional shares upon exercise of Warrants and to the extent any Warrant is exercised such that a fractional share would be issuable, the Company will round down to the nearest whole share of Common Stock to be issued to such holder.

●	Holders of outstanding awards under Wheels Up’s equity incentive plans will receive communications about the treatment of fractional profits interests, options, restricted stock units or other securities exercisable or exchangeable for, or convertible into, Common Stock prior to effectiveness of the Reverse Stock Split.

On June 1, 2023, the Company issued a press release announcing approval of the Reverse Stock Split and Authorized Share Reduction, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of Wheels Up regarding the future, including, without limitation, statements regarding: (i) the impact of the Reverse Stock Split and Authorized Share Reduction on the trading market for the Company’s Common Stock and Warrants, including the trading price, liquidity, trading volume, volatility and marketability of the Common Stock and Warrants after the Reverse Stock Split; (ii) public perception of the Reverse Stock Split and Authorized Share Reduction in light of the history of reverse stock splits for other companies and the potential impacts on the trading market or price of the Common Stock and Warrants; (iii) the likelihood that the Reverse Stock Split will result in any permanent increase in the trading price per share of Common Stock or price per Warrant; and (iv) whether or not the Reverse Stock Split will cure any deficiency under, and allow the Company to regain compliance with, Section 802.01C of the NYSE Listed Company Manual. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual events and results to differ materially from those contained in such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Wheels Up’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023 and Wheels Up’s other filings with the SEC. Moreover, Wheels Up operates in a very competitive and rapidly changing environment. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Wheels Up undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise. Although Wheels Up believes that the expectations reflected in the forward-looking statements are reasonable, Wheels Up cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, Wheels Up does not intend to update any of these forward-looking statements after the date of this Current Report on Form 8-K or to conform these statements to actual results or revised expectations.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
10.1†	Wheels Up Experience Inc. 2021 Long-Term Incentive Plan, as amended and restated April 1, 2023, and forms of award agreements thereunder
99.1	Press Release, dated June 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†      Identifies each management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: June 1, 2023	By:	/s/ Todd Smith
		Name:	Todd Smith
		Title:	Interim Chief Executive Officer and Chief Financial Officer